UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 6, 2012, Business Development Corporation of America (the “Company”) filed its Quarterly Report on Form 10-Q (“Form 10-Q”) with the Securities and Exchange Commission. Due to an administrative error, Exhibits 10.13 –10.15 were not filed with the Form 10-Q.

Copies of Exhibits 10.13 – 10.15 are filed with this Current Report on Form 8-K and incorporated herein by reference.

Additionally, the Company is filing Exhibits 10.16 and 10.17 with this Current Report on Form 8-K. Exhibits 10.16 and 10.17 are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.13	ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, by and between 405 TRS I, LLC and Citibank, N.A, each dated as of July 13, 2012
10.14	Confirmation Letter Agreement by and between 405 TRS I, LLC and Citibank, N.A., dated as of July 13, 2012
10.15	Loan and Servicing Agreement, together with Exhibits thereto, among BDCA Funding I, LLC, Business Development Corporation of America, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Lenders and Lenders Agents from time to time party hereto and U.S. Bank National Association, each dated as of July 24, 2012
10.16	Purchase and Sale Agreement by and between Business Development Corporation of America and BDCA Funding I, LLC, dated as of July 24, 2012
10.17	Collection Account Agreement by and among U.S. Bank National Association, Wells Fargo Securities, LLC, BDCA Funding I, LLC and Business Development Corporation of America, dated as of July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: August 7, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors